EXHIBIT 10.7

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE WENDY’S/ARBY’S GROUP, INC.
AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN

RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made as of _____________ __, 20__, by and between Wendy’s/Arby’s Group, Inc. (the “Company”) and __________________ (“Award Recipient”):

WHEREAS, the Company maintains the Amended and Restated 2002 Equity Participation Plan, as amended (as so amended, the “Plan”) under which the Performance Compensation Subcommittee of the Company’s Board of Directors (the “Committee”) may, among other things, award shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has awarded to the Award Recipient a restricted stock award conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law;

NOW, THEREFORE, in consideration of the mutual promises(s) and covenants(s) contained herein, it is hereby agreed as follows:

1. DEFINED TERMS:  Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.

2. AWARD OF RESTRICTED SHARES: Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Award Recipient a restricted stock award (the “Restricted Stock Award”) on _____________ __, 20__ (the “Award Date”), covering _______ shares of Common Stock (the “Restricted Shares”).

3. VESTING:  Subject to the Award Recipient’s continued employment with the Company and its subsidiaries (other than as set forth in Paragraph 6),

3.1 One-third of the Restricted Shares (the “First Tranche Shares”) shall vest and become nonforfeitable on the first anniversary of the Award Date (the “First Vesting Date”).

3.2 One-third of the Restricted Shares (the “Second Tranche Shares”) shall vest and become nonforfeitable on the second anniversary of the Award Date (the “Second Vesting Date”).

3.3 One-third of the Restricted Shares (the “Third Tranche Shares”) shall vest and become nonforfeitable on the third anniversary of the Award Date (the “Third Vesting Date”).

3.4 Each of the First Vesting Date, Second Vesting Date and Third Vesting Date may be referred to herein as a “Vesting Date.”

3.5 STOCK CERTIFICATES: The Restricted Shares shall be issued by the Company and shall be registered in the Award Recipient’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee (including by means of segregated account on the books of the Company’s transfer agent) at all times prior to, in the case of any particular Restricted Shares, the applicable Vesting Date.  As a condition to the receipt of this Restricted Stock Award, the Participant shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares.

4. TRANSFERABILITY; RIGHTS AS STOCKHOLDER.  Prior to the vesting of a Restricted Share, (i) such Restricted Share shall not be transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise; provided, however, that the Award Recipient shall have the right to tender the Restricted Share for sale or exchange with the Company's written consent in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934 and (ii) unless and until such Restricted Share is forfeited pursuant to Paragraph 6, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Share; provided that (i) non-cash dividends and distributions in respect of such Restricted Share shall be held by the Company in escrow and paid to the Award Recipient if and when the Restricted Share vests (and forfeited back to the Company if it does not) and (ii) cash dividends paid in respect of such Restricted Share shall be withheld by the Company and credited to an account on the books of the Company (the “Dividend Account”), and paid to the Award Recipient, along with interest thereon as described in the following sentence, if and when the Restricted Share vests (and forfeited back to the Company if it does not).  Each cash dividend credited to the Dividend Account shall earn interest at a floating rate equal to five percent (5%) plus the Base Rate (the aggregate rate referred to as the “Interest Rate”), with the initial Interest Rate being established on the date of the first dividend payment in respect of an unvested Restricted Share following the date hereof, and then subsequently adjusted on the first day of each January, April, July and October thereafter.  “Base Rate” shall mean the rate published on the applicable day (or the preceding business day, if such day is not a business day) in the Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)".  Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

5. EFFECT OF TERMINATION OF EMPLOYMENT:  If the Award Recipient's employment with the Company or any of its subsidiaries terminates on account of termination by the Company or any of its subsidiaries without cause, or on account of the Award Recipient’s death or permanent disability, the Restricted Stock Award, to the extent not already vested, shall immediately vest.  Upon termination of the Award Recipient's employment with the Company or any of its subsidiaries for any other reason, the Restricted Stock Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion.  For purposes of this Agreement, “cause” shall mean “cause” or any like term, as defined in any written employment contract or similar agreement between the Company or any of its subsidiaries and the Award Recipient or, if not so defined, “cause” shall mean (i) fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate, (ii) violation of a policy of the Company of any affiliate, or (iii) serious and willful acts or misconduct detrimental to the business or reputation of the Company or any affiliate.

6. BENEFICIARY:  The Award Recipient may designate a beneficiary(ies) to receive the stock certificates representing those Restricted Shares that become vested and non-forfeitable upon the Award Recipient’s death. The Award Recipient has the right to change such beneficiary designation at will.

7. EFFECT OF CHANGE OF CONTROL:  Upon the occurrence of a Change of Control, any unvested Restricted Shares shall be deemed to have become vested and non-forfeitable as of immediately prior to the Change of Control.

8. WITHHOLDING TAXES; 83(b) ELECTION: The Award Recipient hereby agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income and employment tax withholding requirements or like requirements, including the payment to the Company upon each Vesting Date (or such other date as may be applicable under Section 83 of the Code), or other settlement in respect of the Restricted Shares, of all such taxes and requirements, and the Company shall be authorized to take such action as may be necessary in the opinion of the Company’s counsel (including, without limitation, withholding Restricted Shares or other amounts from any compensation or other amount owing from the Company or any of its subsidiaries to the Award Recipient) to satisfy all obligations for the payment of such taxes.  The withholding requirement may be satisfied, in whole or in part, at the election of the Award Recipient by withholding from the Restricted Shares otherwise issuable upon each Vesting Date that number of Restricted Shares having an aggregate fair market value (as defined in the Plan) on the date of the withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  Notwithstanding the foregoing, the Award Recipient may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Shares and, if the Award Recipient does so, the Award Recipient shall pay to the Company an amount equal to the minimum required tax withholding immediately upon making such election, either in cash or in unrestricted shares of the Company’s Common Stock.  The Award Recipient shall timely notify the Company of such election and send the Company a copy thereof.  The Award Recipient shall be solely responsible for properly and timely completing and filing any such election.

9. IMPACT ON OTHER BENEFITS:  The value of the Restricted Stock Award (either on the Award Date or at the time any Restricted Shares become vested and non-forfeitable) shall not be includable as compensation or earnings for purposes of any benefit or incentive plan offered by the Company or any of its subsidiaries.

10. ADMINISTRATION:  The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

11. RIGHT TO CONTINUED EMPLOYMENT:  Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue in the employ of the Company or any of its subsidiaries or in any way affect the Company's or any of its subsidiaries’ right to terminate the Award Recipient's employment without prior notice at any time for any reason.

12. BOUND BY PLAN:  This Agreement shall be subject to the terms of the Plan, as amended.  This Agreement may not in any way be amended, revised or superceded without the Award Recipient’s written consent.

13. FORCE AND EFFECT:  The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any on provision shall have no effect on the continuing force and effect of the remaining provisions.

14. GOVERNING LAW:  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.

15. SUCCESSORS:  This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.

16. NOTICE:  Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to the Secretary of the Company.

17. ENTIRE AGREEMENT:  This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties.  No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

       IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

WENDY’S/ARBY’S GROUP, INC.

By: ______________________________
Roland C. Smith
President and Chief Executive Officer

Award Recipient:

__________________________
[Name]